EXHIBIT 95.1
Mine Safety Disclosures
Safety

is

the

cornerstone

of

our

values

and

is

the

number

one

priority

for

all

employees

at

Coronado

Global
Resources.

Our

mining

operation

at

Curragh,

located

in

Australia,

is subject

to

regulation

by the

Queensland
Department of Natural

Resources, Mine

and Energy,

or DNRME, under

the Coal

Mining Safety and

Health Act
1999 (Qld). The

operation of our

mines located

in the

United States

is subject to

regulation by the

Mine Safety
and Health

Administration,

or MSHA,

under the

Federal Mine

Safety and

Health Act

of 1977,

or the

Mine Act.
MSHA inspects these

mines on a

regular basis

and issues various

citations and

orders when it

believes a

violation
has

occurred

under

the

Mine

Act.

We

present

information

below

regarding

certain

mining

safety

and

health
citations that

MSHA has

issued with

respect to

our mining

operations. In evaluating

this information,

consideration
should be given

to factors such

as: (i) the

number of citations

and orders will

vary depending

on the size

of the
mine; (ii) the number of

citations issued will vary

from inspector to inspector

and mine to mine;

and (iii) citations
and orders can be

contested and appealed and,

in that process, are

often reduced in severity

and amount, and
are sometimes dismissed. Since MSHA

is a branch of the U.S. Department of Labor,

its jurisdiction only applies
to

our

operations

in

the

United

States.

As

such,

the

mine

safety

disclosures

included

herein

do

not

contain
information related to our Australian mines.
Under the Dodd-Frank Act,

each operator of a U.S.

coal or other mine

is required to include certain

mine safety
results within its periodic reports filed with the Securities and Exchange Commission, or the SEC.

As required by
the reporting requirements included in §1503(a) of the Dodd-Frank Act and Item 104 of Regulation

S-K (17 CFR
229.104), we present the following

items regarding certain mining safety

and health matters, for the

year ended
December 31, 2021, for each

of our U.S. mine locations

that are covered under the

scope of the Dodd-Frank Act.
The table that

follows reflects

citations and orders

issued to

us by MSHA

during the year

ended December

31,
2021.

The

table

only

includes

those

U.S.

mines

that

were

issued

orders

or

citations

during

this

period,

and
commensurate

with

SEC

regulations,

does

not

reflect

orders

or

citations

issued

to

independent

contractors
working at

our mines.

The proposed

assessments for

the year

ended December

31, 2021

were retrieved

from
the MSHA Data Retrieval System, or MSHA DRS, as

of January 4, 2022.

(A) (B) (C) (D) (E) (F) (G)
MSHA Mine
ID No. Mine Name (1)(2)
Section
104
S&S
Citations
(3)
Section
104(b)
Orders
Section 104(d)
Citations and
Orders
Section 110(b)(2)
Violations
Section
107(a)
Orders
Total Dollar Value of
MSHA Assessments
Proposed
($ in thousands)
Total Number of
Mining Related
Fatalities
4404856 Buchanan Mine #1 37 — — — — 83.1 —
4609319 Lower War Eagle 34 — — — — 55.7 —
4609563 Eagle No. 1 Mine 43 — — — — 92.7 —
4609217 Powellton #1 Mine 40 — — — — 149.3 —
4609172
Mountaineer

Poca.
No. 1 Mine
—
— — — —
0.8
—
4609175 Mountaineer
Pocahontas Load Out
—
— — — —
0.1
—
4602140 Saunders Prep Plant 9 — — — — 7.8 —
4604315 Elk Lick Tipple — — — — — 0.3 —
4609564 Elk Lick Surface 3 — — — — 1.0 —
4609084 Laurel Fork Mine 1 — — — — 0.8 —
4609101
Toney

Fork

Surface
Mine
2
— — — —
2.9
—
4609514 Muddy Bridge 30 — — — — 24.8 —
4609292 Buck Lilly Surface — — — — — 0.1 —
Total: 199 — — — — 419.4 —
(1)

The definition of

“mine” under Section

3 of the

Mine Act includes

the mine, as

well as other

items used
in,

or

to

be

used

in,

or

resulting

from,

the

work

of

extracting

coal,

such

as

land,

structures,

facilities,
equipment,

machines,

tools

and

coal

preparation

facilities.

Also,

there

are

instances

where

the

mine
name per the MSHA system differs from the

mine name utilized by us.
(2)

Idle facilities are not included in the

table above unless they received a citation,

order or assessment by
MSHA during the current year or are subject to pending

legal actions.
(3)

During the year ended

December 31, 2021,

none of the

Company’s mines ha

ve received written

notice
from MSHA

of a

pattern of

violations or

the potential

to have

such a

pattern of

violations of

mandatory
health or

safety standards that

are of

such nature as

could have significantly

and substantially contributed
to the cause and effect of coal or other mine health or safety standards under section 104(e) of the Mine
Act.
References used in the table above are as follows:
A.

The

total

number

of

violations

of

mandatory

health

or

safety

standards

that

could

significantly

and
substantially

contribute

to

the

cause

and

effect

of

a coal

or other

mine

safety

or health

hazard

under
section 104 of the Mine Act (30 U.S.C. 814) for which the operator received a citation from MSHA.
B. The total number of orders issued under section

104(b) of the Mine Act (30 U.S.C. 814(b)).
C. The

total

number

of citations

and

orders

for unwarrantable

failure

of

the

mine

operator

to

comply

with
mandatory health or safety standards under section 104(d)

of the Mine Act (30 U.S.C. 814(d)).
D. The total number of flagrant violations under section

110(b)(2) of the Mine

Act.
E.

The

total

number

of

imminent

danger

orders

issued

under

section

107(a) of

the

Mine

Act

(30

U.S.C.
817(a)).
F.
The total dollar value of proposed assessments from

MSHA under the Mine Act (30 U.S.C. 801 et seq.).
G. The total number of mining-related fatalities.
The table below presents legal actions pending before the Federal Mine Safety and Health Review Commission, or FMSHRC, for each of the Company’s U.S. mines as of December 31, 2021, together with the number of legal actions initiated and the number of legal actions resolved

during the year ended December 31, 2021.

Legal Actions Pending as of Last Day

of the Year (December 31, 2021) (1)
MSHA
Mine ID
No. Mine Name
Contests of
Citations
and Orders
(Subpart B)
Contests of
Proposed
Penalties
(Subpart C)
Complaints for
Compensation
(Subpart D)
Complaints of
Discharge,
Discrimination
or Interference
(Subpart E)
Applications of
Temporary Relief
(Subpart F)
Appeals of Judges’
Decisions or
Orders
(Subpart H)
Legal Actions
Initiated
During the
Year
Legal Actions
Resolved
During the
Year
4404856 Buchanan
Mine #1 — 2 — — — — 2 3
4609563
Eagle

No.

1
Mine — 4 — — — 1 8 6
4609319
Lower

War
Eagle — — — — — — 7 8
4609175 Mountaineer
Pocahontas
No. 1 — — — — — — 1 1
4609101 Muddy
Bridge — 1 — — — — 2 1
4609217 Powellton
#1 Mine — 1 — — — — 7 9
4602140 Saunders
Prep Plant — — — — — — — 2
Total: — 8 — — — 1 27 30
(1)

The legal

actions pending

shown in

the table

above have

been categorized

by type

of proceeding

with
reference to

the procedural

rules established by

the FMSHRC

under 29

CFR Part

2700. Reference

to
the applicable Subparts under this Rule are also listed.